MUTUAL AGREEMENT TO RESCIND


          THIS MUTUAL AGREEMENT TO RESCIND ("Rescission") is made this day of November 6, 1996, by and between TAC, Inc. ("TAC"), a Utah corporation with its principal place of business at 268 West 400 South, Salt Lake City, UT 84101 and BRIA Communications Corporation ("BRIA"), a New Jersey corporation with its principal place of business at 147-17 NewPort Avenue, Nephosit, New York 11694.

                                    PREMISES

A. On September 20, 1996, TAC and BRIA (the "parties") executed a certain Stock Exchange Agreement ("Agreement) whereby the parties agreed to exchange their respective shares of common stock pursuant to the terms of such Agreement;

B. TAC and BRIA now believe that the terms and objectives of such Agreement are no longer in the best interest of the parties;

C. TAC and BRIA desire to mutually rescind such Agreement dated September 20, 1996.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, TAC and BRIA agree as follows:

1.       PURPOSE

         On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, TAC and BRIA mutually agree to rescind the Agreement dated September 20, 1996.

2.       EFFECTIVE DATE OF RESCISSION

          The Agreement dated September 20, 1996 is hereby void ab initio as of the 6th of November, 1996.

3.       MUTUAL REPRESENTATIONS AND WARRANTIES OF TAC AND BRIA

         The parties hereby represent, warrant and covenant that each of the following are true and complete as of the date of this Rescission:

         A. The execution and performance of this Rescission have been duly authorized by all requisite corporate action. This Rescission constitutes a valid and binding obligation of the parties. This Rescission will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which either party is a party or to which either party is subject.

         B. The Agreement dated September 20, 1996, to exchange their respective stock, was freely entered into, and represents a valid and binding agreement between the parties. A copy of such Agreement is attached as Exhibit "A" and incorporated by reference.

         C. Each party has fully performed under the terms of the Agreement dated September 20, 1996 by issuing their respective shares to one another, as evidenced by certain stock certificates issued as outlined below, copies of which are attached as Exhibit "B" and incorporated by reference:

               (i) One Million (1,000,000) shares of BRIA stock, issued to TAC on October 3, 1996 in the following denominations:

                    a.   certificate number 1265 in the amount of 333,334 shares
                    b.   certificate number 1266 in the amount of 333,333 shares
                    c.   certificate number 1267 in the amount of 333,333 shares
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               (ii) Two hundred thousand  (200,000) shares of TAC stock,  issued to BRIA on September 30, 1996 in the following denomination:

                    a.   certificate number 1064 in the amount of 200,000 shares

          D. Each party shall execute such other documents and take such other and further action to effect the Rescission of the Agreement dated September 20, 1996, including canceling the respective stock issued, and effecting corporate action in the form of appropriate resolutions to cancel such stock and rescind such Agreement.

          E. Neither party will suffer damages, either direct or indirect, as a result of this Rescission.

          F. Each party, in making its decision to execute this Rescission relied solely on the advice of its principals, or its financial advisors and not on advice given by the agents, principals, consultants or employees of the other party.

4.       MISCELLANEOUS

          A. Entire Agreement. This Rescission sets forth the entire agreement between the parties as of the date of this Rescission. No prior written or oral statement or agreement contrary to this Rescission shall be recognized or enforced.

          B. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Rescission shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Rescission.

          C. Controlling Law. The validity, interpretation, and performance of this Rescission shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Rescission shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Rescission.

          D. Arbitration. Any dispute arising under this Rescission shall be resolved through a mediation-arbitration approach. The parties agree to mutually select a neutral third party to help them mediate any dispute. If the mediation is unsuccessful, the parties agree that the dispute shall be decided by binding arbitration in accordance with the rules of the American Arbitration Association then controlling. The site of any such mediation or arbitration shall be in Salt Lake County, State of Utah.

          E. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Rescission, the prevailing party shall be entitled to recover actual attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs, or other costs. Should either party be represented by in-house counsel, such party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

          F. Time is of the Essence. Time is of the essence of this Rescission and of each and every provision.

          G. Mutual Cooperation. The parties agree to cooperate with each other to achieve the purpose of this Rescission, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the purpose of this Rescission.

         H. Indemnification. TAC and BRIA agree to indemnify, hold harmless and defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs, and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition or agreement of the other party to this Rescission. Neither party shall be responsible to the other party for any consequential or punitive damages.

          I. No Third Party Beneficiary. Nothing in this Rescission, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Rescission.

          J. Facsimile Counterparts. If a party signs this Rescission and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Rescission.

         IN WITNESS WHEREOF, the parties have executed this Rescission on the of November 6, 1996.


BRIA Communications Corporation                          TAC, Inc.

By:/s/ Richard Lifschutz                              By: /s/ Richard Surber
Richard Lifschutz, Chief Executive Officer           Richard Suber, President